Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

700 South Flower Street,
Suite 500
Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)

Rhea L. Murphy, Legal Department

The Bank of New York Mellon Trust Company, National Association

700 South Flower Street, Suite 500

Los Angeles, California 90017

(213) 630-6476

(Name, address and telephone number of agent for service)

Waddell & Reed Financial, Inc.

(Exact name of obligor as specified in its charter)

Delaware	51-1261715
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6300 Lamar Avenue
Overland Park, Kansas	66202
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.           General Information.

Furnish the following information as to the Trustee:

(a)   Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)   Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.           Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.              List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.                                       The consent of the trustee required by Section 321(b) of the Act.

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 15th day of January, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Assistant Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

January 15, 2009

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture dated as of January 18, 2001 between Waddell & Reed Financial, Inc. and The Bank of New York Mellon Trust Company, National Association, as successor trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company,
National Association

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	8,169
Interest-bearing balances	0
Securities:
Held-to-maturity securities	26
Available-for-sale securities	399,634
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	3,800
Securities purchased under agreements to resell	60,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,218
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	876,153
Other Intangible Assets	279,623
Other assets	150,704
Total assets	$1,789,327

LIABILITIES

Deposits:
In domestic offices	1,047
Noninterest-bearing	1,047
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	141,035
Total liabilities	410,773
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	253,204
Accumulated other comprehensive income	2,830
Other equity capital components	0
Total equity capital	1,378,554
Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,789,327

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindlehoff, Vice President	)